UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported)   October 31, 2005
                                                  (October 27, 2005)
                                                  ------------------


                         VELOCITY ASSET MANAGEMENT, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in Charter)


          Delaware                   000-161570                  65-0008442
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(State or other jurisdiction        (Commission                (IRS employer
      of incorporation)               file no.)              identification no.)


              48 S. Franklin Turnpike, 3rd Floor, Ramsey, NJ 07446
              ----------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (201-760-6306)
                                                           ---------------


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

         On October 27, 2005, Velocity Asset Management, Inc. (the "Company") and its wholly owned subsidiary, J Holder, Inc. ("JHolder"), entered into a Securities Purchase Agreement with an institutional investor relating to a sale of a 10% Secured Convertible Debenture, due April 27, 2007, in the aggregate principal amount of $1.8 million (the "Debenture"), and an associated common stock purchase warrant (the "Warrant") to purchase 200,000 shares of the Company's common stock at an exercise price of $3.10 per share. Net proceeds from the financing ($1,770,000.00) are to be used primarily for working capital purposes including, but not limited to, the purchase of distressed real property interests and distressed consumer receivable portfolios.

         The Debenture was issued with an initial conversion price of $4.00 per share and provides for full ratchet anti-dilution protection (in certain circumstances). At the initial conversion price, the Debenture is convertible into an aggregate of 450,000 shares of common stock. The Debenture bears interest at 10% per annum, payable monthly on the first day of each calendar month, beginning on November 1, 2005. Interest is payable in cash or, at the Company's option, in shares of common stock provided certain conditions are satisfied. On or after April 1, 2006, the Debenture will be convertible into shares of common stock at a price equal to $2.525 per share (125% of the 5 day average closing price immediately prior to the closing date).

         Beginning on April 1, 2006, the Company is obligated to repay the Debenture in monthly payments equal to 1/12 of the outstanding principal amount, in cash; provided, however, that upon the satisfaction of certain conditions, such payment may be made in shares of the Company's common stock based on a conversion price equal to 85% of the average of the three lowest closing prices of the Company's common stock during the ten trading days immediately prior to the applicable monthly payment date.

         At any time after the issuance date and prior to March 31, 2006, the Debenture may be redeemed at the election of the Company at the principal amount, plus accrued but unpaid interest, subject to the satisfaction of certain conditions. Upon the occurrence of a change of control, a fundamental transaction or the sale of certain specified assets as set forth in the Debenture, the holders may require the Company to redeem the Debenture at the principal amount, plus accrued and unpaid interest, subject to the satisfaction of certain conditions.

         The purchaser of the Debenture was granted (i) a security interest in: the assets of the Company and the assets of the Company's subsidiaries, JHolder, TLOP Acquisition Company, LLC, VOM, LLC and SH Sales, Inc. (the "Subsidiary Guarantors"), and (ii) a pledge of the Company's direct and indirect ownership of its subsidiaries, each of which are subject to the liens of holders of existing indebtedness, permitted liens and permitted indebtedness. Additionally, the Subsidiaries have agreed to guarantee the obligations of the Company under the Debenture and the other transaction documents.

         The Debenture is also guaranteed personally by each of John C. Kleinert, the Company's President and Chief executive Officer, W. Peter Ragan, Sr., the Company's Vice President and W. Peter Ragan, Jr., President of the Company's wholly owned Velocity Investments, LLC subsidiary.

         The Warrant was issued with an exercise price of $3.10 per share, provides for full ratchet anti-dilution protection in certain circumstances and contains a cashless exercise provision. The Warrant is exercisable for an aggregate of 200,000 shares of common stock, and if fully exercised for cash at the initial exercise price, the Warrant would yield approximately $620,000 of additional proceeds to the Company.

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

         The Company has agreed to file a registration statement with the Securities and Exchange Commission in order to register the resale of the shares issuable upon conversion of the Debenture and the shares issuable upon exercise of the Warrant.

         Pursuant to the Securities Purchase Agreement, the investor has certain rights to participate in future financings of the Company. In addition, subject to certain exceptions, for a period of 90 days after the effective date of the registration statement (described above), the Company may not issue shares of common stock or common stock equivalents

         The holder may not convert the Debenture or exercise the Warrant to the extent that, after giving effect to such conversion or exercise, as the case may be, the holder would beneficially own in excess of 4.99% of the number of shares of common stock of the company outstanding immediately after giving effect to such conversion, calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         The offering, sale and issuance of the Debenture and the Warrants was effected pursuant to the exemption from registration provided by Rule 506 promulgated under the Securities Act of 1933, as amended. The Debenture and Warrants have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

         This summary description of the securities and transaction described by the agreements does not purport to be complete and is qualified in its entirety by reference to the form of the agreements and other documents that are filed as exhibits hereto.

         The press release issued by the Registrant on October 31, 2005 with respect to the transaction is filed herewith as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

         See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of a financing transaction that included the issuance of the Debenture in the aggregate principal amount of $1.8 million.

Item 3.02.    Unregistered Sale of Equity Securities.

         See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of a financing transaction that included the issuance of a Warrant and a Debenture, each of which are convertible into shares of the Company's common stock.

Item 7.01.    Regulation FD Disclosure.

         On October 31, 2005, the Company issued a press release announcing completion of the $1.8 million financing described in Item 1.01 above.

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

         The press release is attached hereto as Exhibit 99. 1 and is incorporated herein by this reference. The press release and the information in
Item 7.01 of this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.


Item 9.01.    Financial Statements and Exhibits.

         (d)      Exhibits.

         Exhibit No.       Description
         -----------       -----------

         4.1               Debenture dated October 27, 2005

         4.2               Warrant dated October 27, 2005

         10.1 Securities Purchase Agreement dated October 27, 2005 among the Company and the purchasers identified on the signature pages thereto

         10.2 Registration Rights Agreement dated October 27, 2005 among the Company and the purchasers signatory thereto

         10.3 Security Agreement dated October 27, 2005 among the Company, each of the Subsidiary Guarantors and the purchasers signatory thereto

         10.4 Subsidiary Guarantee dated October 27, 2005 by each of the Subsidiary Guarantors.

         99.1              Press Release issued October 31, 2005

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


October 31, 2005


                                       VELOCITY ASSET MANAGEMENT, INC.


                                       /s/ JOHN C. KLEINERT
                                       ----------------------------------------
                                       John C. Kleinert
                                       Chief Executive Officer




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